GLOBAL

CUSTODIAL SERVICES AGREEMENT

AAL VARIABLE PRODUCT
SERIES FUND, INC.

                                TABLE OF CONTENTS
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1.    DEFINITIONS AND INTERPRETATION                         1
2.    ESTABLISHMENT OF ACCOUNTS                              1
3.    CUSTODY ACCOUNT PROCEDURES                             2
4.    CASH ACCOUNT PROCEDURES                                2
5.    INSTRUCTIONS                                           3
6.    PERFORMANCE BY THE CUSTODIAN                           3
7.    TAX STATUS/WITHHOLDING TAXES                           4
8.    USE OF THIRD PARTIES                                   5
9.    REPRESENTATIONS                                        5
10.   SCOPE OF RESPONSIBILITY                                6
11    SUBROGATION                                            7
12.   INDEMNITY                                              7
13.   LIEN AND SET OFF                                       8
14.   FEES AND EXPENSES                                      8
15.   CITIGROUP ORGANISATION INVOLVEMENT                     8
16.   RECORDS AND ACCESS                                     8
17.   INFORMATION                                            8
18.   ADVERTISING                                            9
19.   TERMINATION.                                           9
20.   GOVERNING LAW AND JURISDICTION                         9
21.   MISCELLANEOUS                                          9
      SIGNATURES                                            10

THIS GLOBAL CUSTODIAL SERVICES AGREEMENT is made on January 2 2001, by and between AAL VARIABLE PRODUCT SERIES FUND, INC., an open-end investment company organised under the laws of Maryland, (the “Client”) and Citibank, N.A. acting through its offices located at 111 Wall Street, New York, New York 10005 (the “Custodian”).

1. DEFINITIONS AND INTERPRETATION

  Definitions.

“Authorised Person” means the Client or any person (including any individual or entity) authorised by the Client to act on its behalf in the performance of any act, discretion or duty under this Agreement (including, for the avoidance of doubt, any officer or employee of such person) in a notice reasonably acceptable to the Custodian.

“Cash” means all cash or cash equivalents in any currency received and held on the terms of this Agreement.

“Citigroup Organisation” means Citigroup, Inc. and any company or other entity of which Citigroup, Inc. is directly or indirectly a shareholder or owner. For purposes of this Agreement, each branch of Citibank, N.A. shall be a separate member of the Citigroup Organisation.

“Clearance System” means any clearing agency, settlement system or depository (including any entity that acts as a system for the central handling of Securities in the country where it is incorporated or organised or that acts as a transnational system for the central handling of Securities) used in connection with transactions relating to Securities and any nominee of the foregoing.

“Fee Schedule” means the schedule referred to in Section 14, as annexed hereto.

“Instructions” means any and all instructions (including approvals, consents and notices) received by the Custodian from, or reasonably believed by the Custodian to be from, any Authorised Person, including any instructions communicated through any manual or electronic medium or system agreed between the Client and the Custodian.

“Securities” means any financial asset (other than Cash) from time to time held for the Client on the terms of this Agreement.

“Taxes” means all taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities, including additions to tax, penalties and interest imposed on or in respect of (i) Securities or Cash, (ii) the transactions effected under this Agreement or (iii) the Client; provided that “Taxes” does not include income or franchise taxes imposed on or measured by the net income of the Custodian or its agents.

  Interpretation.

References in this Agreement to schedules shall be deemed to be references to schedules, the terms of which shall be incorporated into and form part of this Agreement.

2. ESTABLISHMENT OF ACCOUNTS

  Accounts. The Client authorises the Custodian to establish on its books, pursuant to the terms of this Agreement, (i) a custody account or accounts (the “Custody Account”) and (ii) a cash account or accounts (the “Cash Account”). The Custody Account will be a custody account for the receipt, safekeeping and maintenance of Securities, and the Cash Account will be a current account for Cash.

  Acceptance of Securities and Cash. The Custodian will determine in its reasonable discretion whether to accept (i) for custody in the Custody Account, Securities of any kind and (ii) for deposit in the Cash Account, Cash in any currency.

  Designation of Accounts.
  The Custody Account will be in the name of the Client or such other name as the Client may reasonably designate and will indicate that Securities do not belong to the Custodian and are segregated from the Custodian’s assets.

  The Cash Account will be in the name of the Client or such other name as the Client may reasonably designate and will be held by the Custodian as banker.
  Segregation.

  To the extent reasonably practicable, the Custodian will hold Securities with a subcustodian only in an account which holds exclusively assets held by the Custodian for its customers. The Custodian will direct each subcustodian to identify on its books that Securities are held for the account of the Custodian as custodian for its customers. The Custodian will direct each subcustodian, to the extent practicable, to hold Securities in a Clearance System only in an account of the subcustodian which holds exclusively assets held by the subcustodian for its customers.

  Any Securities deposited by the Custodian with a subcustodian will be subject only to the instructions of the Custodian, and any Securities held in a Clearance System for the account of a subcustodian will be subject only to the instructions of the subcustodian.

  The Custodian shall require the subcustodian to agree that Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favour of the subcustodian.

3. CUSTODY ACCOUNT PROCEDURES

  Credits to the Custody Account. The Custodian is not obligated to credit Securities to the Custody Account before receipt of such Securities by final settlement.

  Debits to the Custody Account. If the Custodian has received Instructions that would result in the delivery of Securities exceeding credits to the Custody Account for that Security, the Custodian may reject the Instructions or may decide which deliveries it will make (in whole or in part and in the order it selects).

  Denomination of Securities. The Client shall bear the risk and expense associated with investing in Securities denominated in any currency.

4. CASH ACCOUNT PROCEDURES

  Credits and Debits to the Cash Account. The Custodian is not obliged to make a credit or debit to the Cash Account before receipt by the Custodian of a corresponding and final payment in cleared funds. If the Custodian makes a credit or debit before such receipt, the Custodian may at any time reverse all or part of the credit or debit (including any interest thereon), make an appropriate entry to the Cash Account, and if it reasonably so decides, require repayment of any amount corresponding to any debit.

  Debit Balances in the Cash Account. The Custodian is not obliged to make any debit to the Cash Account which might result in or increase a debit balance. The Custodian may make any debit to the Cash Account even if this results in (or increases) a debit balance. If the total amount of debits to the Cash Account at any time would otherwise result in a debit balance or exceed the immediately available funds credited to the Cash Account, the Custodian may decide which debits it will make (in whole or in part and in the order it selects).

  Payments. The Custodian may at any time cancel any extension of credit. The Client will transfer to the Custodian on closure of the Cash Account and otherwise on demand from the Custodian sufficient immediately available funds to cover any debit balance on the Cash Account or any other extension of credit and any interest, fees and other amounts owed.

  Foreign Currency Risks. The Client shall bear the risk and expense associated with Cash denominated in any currency.

5. INSTRUCTIONS

The Custodian is entitled to rely and act upon Instructions of any Authorised Person until the Custodian has received notice of any change from the Client and has had a reasonable time to note and implement such change. The Custodian is authorised to rely upon any Instructions received by any means, provided that the Custodian and the Client have agreed upon the means of transmission and the method of identification for the Instructions. In particular:

  The Client and the Custodian will comply with security procedures designed to verify the origination of Instructions.

  The Custodian is not responsible for errors or omissions made by the Client or resulting from fraud or the duplication of any Instruction by the Client, and the Custodian may act on any Instruction by reference to an account number only, even if any account name is provided.

  The Custodian may act on an Instruction if it reasonably believes it contains sufficient information.

  The Custodian may decide not to act on an Instruction where it reasonably doubts its contents, authorisation, origination or compliance with any security procedures and will promptly notify the Client of its decision.

  If the Custodian acts on any Instruction sent manually (including facsimile or telephone), then, if the Custodian complies with the security procedures, the Client will be responsible for any loss the Custodian may incur in connection with that Instruction. The Client expressly acknowledges that the Client is aware that the use of manual forms of communication to convey Instructions increases the risk of error, security and privacy issues and fraudulent activities.

  Instructions are to be given in the English language.

  The Custodian is obligated to act on Instructions only within applicable cut-off times on banking days when the Custodian and the applicable financial markets are open for business.

  In some securities markets, securities deliveries and payments therefor may not be or are not customarily made simultaneously. Accordingly, notwithstanding the Client’s Instruction to deliver Securities against payment or to pay for Securities against delivery, the Custodian may make or accept payment for or delivery of Securities at such time and in such form and manner as is in accordance with relevant local law and practice or with the customs prevailing in the relevant market.

6. PERFORMANCE BY THE CUSTODIAN

  Custodial Duties Requiring Instructions. The Custodian shall carry out the following actions only upon receipt of and in accordance with specific Instructions:
  make payment for and/or receive any Securities or deliver or dispose of any Securities except as otherwise specifically provided for in this Agreement;

  deal with rights, conversions, options, warrants and other similar interests or any other discretionary right in connection with Securities; and

  carry out any action affecting Securities or the Custody Account or Cash or the Cash Account other than those specified in Section 6(B) below, but in each instance subject to the agreement of the Custodian.
  Non-Discretionary Custodial Duties. Absent a contrary Instruction, the Custodian shall carry out the following without further Instructions:
  in the Client’s name or on its behalf, sign any affidavits, certificates of ownership and other certificates and documents relating to Securities which may be required (i) to obtain any Securities or Cash or (ii) by any tax or regulatory authority;

  collect, receive, and/or credit the Custody Account or Cash Account, as appropriate, with all income, payments and distributions in respect of Securities and any capital arising out of or in connection with Securities (including all Securities received by the Custodian as a result of a stock dividend, bonus issue, share sub-division or reorganisation, capitalisation of reserves or otherwise) and take any action necessary and proper in connection therewith;

  exchange interim or temporary receipts for definitive certificates, and old or overstamped certificates for new certificates;

  notify the Client of notices, circulars, reports and announcements which the Custodian has received, in the course of acting in the capacity of custodian, concerning Securities held on the Client’s behalf that require discretionary action;

  make any payment by debiting the Cash Account or any other designated account of the Client with the Custodian as required to effect any Instruction; and

  attend to all non-discretionary matters in connection with anything provided in this Section 6(B) or any Instruction.

7. TAX STATUS/WITHHOLDING TAXES

  Information. The Client will provide the Custodian, from time to time and in a timely manner, with information and proof (copies or originals) as the Custodian reasonably requests, as to the Client’s and/or the underlying beneficial owner’s tax status or residence. Information and proof may include, as appropriate, executing certificates, making representations and warranties, or providing other information or documents in respect of Securities, as the Custodian deems necessary or proper to fulfill obligations under applicable law.

  Payment. If any Taxes become payable with respect to any payment to be made to the Client, such Taxes will be payable by the Client and the Custodian may withhold the Taxes from such payment. The Custodian may withhold any Cash held or received with respect to the Cash Account and apply such Cash in satisfaction of such Taxes. If any Taxes become payable with respect to any prior payment made to the Client by the Custodian, the Custodian may withhold any Cash in satisfaction of such prior Taxes. The Client shall remain liable for any deficiency.

  Tax Relief. In the event the Client requests that the Custodian provide tax relief services and the Custodian agrees to provide such services, the Custodian shall apply for appropriate tax relief (either by way of reduced tax rates at the time of an income payment or retrospective tax reclaims in certain markets as agreed from time to time); provided the Client provides to the Custodian such documentation and information as to it or its underlying beneficial owner clients as is necessary to secure such tax relief. However, in no event shall the Custodian be responsible, or liable, for any Taxes resulting from the inability to secure tax relief, or for the failure of any Client or beneficial owner to obtain the benefit of credits, on the basis of foreign taxes withheld, against any income tax liability.

8. USE OF THIRD PARTIES

  General Authority.
  The Custodian is hereby authorised to appoint subcustodians and administrative support providers as its delegates and to use or participate in market infrastructures and Clearance Systems to perform any of the duties of the Custodian under this Agreement.

  Subcustodians are those persons utilised by the Custodian for the safe-keeping, clearance and settlement of Securities.

  Administrative support providers are those persons utilised by the Custodian to perform ancillary services of a purely administrative nature such as couriers, messengers or other commercial transport systems.

  Market infrastructures are public utilities, external telecommunications facilities and other common carriers of electronic and other messages, and external postal services. Market infrastructures are not delegates of the Custodian.

  Securities deposited with Clearance Systems hereunder will be subject to the laws, rules, statements of principle and practices of such Clearance Systems. Clearance Systems are not delegates of the Custodian.
  Responsibility.
  The Custodian shall act in good faith and use reasonable care in the selection and continued appointment of subcustodians and administrative support providers, but shall otherwise have no responsibility for performance by such persons of any of the duties delegated to them under this Agreement.

  The Custodian may deposit or procure the deposit of Securities with any Clearance System as required by law, regulation or best market practice. The Custodian has no responsibility for selection or appointment of, or for performance by, any Clearance System or market infrastructure.

  Notwithstanding the foregoing and pursuant to Section 10, the Custodian shall be responsible for the negligence, willful misconduct or fraud of any branch or subsidiary of the Custodian that is a subcustodian or administrative support provider.
  Shareholders Voting. The Custodian does not provide shareholder voting services for the Client. Upon request of the Client, the Custodian will arrange for a separate agreement in relation to shareholder voting services between the Client and a third party service provider. Such service provider is not a delegate of the Custodian.

9. REPRESENTATIONS

  General. The Client and the Custodian each represents at the date this Agreement is entered into and any custodial service is used or provided that:
  It is duly organised and in good standing in every jurisdiction where it is required so to be;

  It has the power and authority to sign and to perform its obligations under this Agreement;

  This Agreement is duly authorised and signed and is its legal, valid and binding obligation;

  Any consent, authorisation or instruction required in connection with its execution and performance of this Agreement has been provided by any relevant third party;

  Any act required by any relevant governmental or other authority to be done in connection with its execution and performance of this Agreement has been or will be done (and will be renewed if necessary); and

  Its performance of this Agreement will not violate or breach any applicable law, regulation, contract or other requirement.
  Client. The Client also represents at the date this Agreement is entered into and any custodial service is used or provided that:
  It has authority to deposit the Securities received in the Custody Account and the Cash in the Cash Account and there is no claim or encumbrance that adversely affects any delivery of Securities or payment of Cash made in accordance with this Agreement;

  Where it acts as an agent on behalf of any of its own customers, whether or not expressly identified to the Custodian from time to time, any such customers shall not be customers or indirect customers of the Custodian; and

  It has not relied on any oral or written representation made by the Custodian or any person on its behalf.

10. SCOPE OF RESPONSIBILITY

  Standard of Care. The Custodian shall exercise the due care of a professional custodian for hire.

  Limitations on Losses. The Custodian will not be responsible for any loss or damage suffered by the Client unless the loss or damage results from the Custodian’s negligence, willful misconduct or fraud or the negligence, willful misconduct or fraud of its nominees or any branch or subsidiary; in the event of such negligence or willful misconduct the liability of the Custodian in connection with the loss or damage will not exceed (i) the lesser of replacement of any Securities or the market value of the Securities to which such loss or damage relates at the time the Client reasonably should have been aware of such negligence or willful misconduct and (ii) replacement of Cash, plus (iii) compensatory interest up to that time at the rate applicable to the base currency of the Cash Account. Under no circumstances will the Custodian be liable to the Client for consequential loss or damage, even if advised of the possibility of such loss or damage.

  Limitations on the Custodian's Responsibility.
  General. The Custodian is responsible for the performance of only those duties as are expressly set forth herein, including the performance of any Instruction given in accordance with this Agreement. The Custodian shall have no implied duties or obligations.

  Sole Obligations of the Custodian. The Client understands and agrees that (i) the obligations and duties of the Custodian will be performed only by the Custodian and are not obligations or duties of any other member of the Citigroup Organisation (including any branch or office of the Custodian) and (ii) the rights of the Client with respect to the Custodian extend only to such Custodian and, except as provided by law, do not extend to any other member of the Citigroup Organisation.

  No Liability for Third Parties. Except as provided in Section 8 hereof, the Custodian is not responsible for the acts, omissions, defaults or insolvency of any third party including, but not limited to, any broker, counterparty or issuer of Securities.

  Performance Subject to Laws. The Client understands and agrees that the Custodian’s performance of this Agreement is subject to the relevant local laws, regulations, decrees, orders and government acts, and the rules, operating procedures and practices of any relevant stock exchange, Clearance System or market where or through which Instructions are to be carried out and to which the Custodian is subject and as exist in the country in which any Securities or Cash are held.

  Prevention of Performance. The Custodian will not be responsible for any failure to perform any of its obligations (nor will it be responsible for any unavailability of funds credited to the Cash Account) if such performance is prevented, hindered or delayed by a Force Majeure Event, in such case its obligations will be suspended for so long as the Force Majeure Event continues. “Force Majeure Event” means any event due to any cause beyond the reasonable control of the Custodian, such as restrictions on convertibility or transferability, requisitions, involuntary transfers, unavailability of communications system, sabotage, fire, flood, explosion, acts of God, civil commotion, strikes or industrial action of any kind, riots, insurrection, war or acts of government.

  Client’s Reporting Obligations. The Client shall be solely responsible for all filings, tax returns and reports on any transactions in respect of Securities or Cash or relating to Securities or Cash as may be required by any relevant authority, whether governmental or otherwise.

  Validity of Securities. The Custodian shall exercise reasonable care in receiving Securities but does not warrant or guarantee the form, authenticity, value or validity of any Security received by the Custodian. If the Custodian becomes aware of any defect in title or forgery of any Security, the Custodian shall promptly notify the Client.

  Capacity of Custodian. The Custodian is not acting under this Agreement as an investment manager, nor as an investment, legal or tax adviser to the Client, and the Custodian’s duty is solely to act as a Custodian in accordance with the terms of this Agreement.

  Forwarded Information. The Custodian is not responsible for the form, accuracy or content of any notice, circular, report, announcement or other material provided under Section 6(B)(iv) of this Agreement not prepared by the Custodian including the accuracy or completeness of any translation provided by the Custodian in regard to such forwarded communication.

11. SUBROGATION

To the extent permissible by law or regulation and upon the Client’s request, the Client shall be subrogated to the rights of the Custodian with respect to any claim for any loss, damage or claim suffered by the Client, in each case to the extent that the Custodian fails to pursue any such claim or the Client is not made whole in respect of such loss, damage or claim. Notwithstanding any other provision hereof, in no event is the Custodian obliged to bring suit in its own name or to allow suit to be brought in its name.

12. INDEMNITY

  Indemnity to the Custodian. The Client agrees to indemnify the Custodian and to defend and hold the Custodian harmless from all losses, costs, damages and expenses (including reasonable legal fees) and liabilities for any claims, demands or actions (each referred to as a “Loss”), incurred by the Custodian in connection with this Agreement, except any Loss resulting from the Custodian’s negligence, willful misconduct or fraud. Under no circumstances will the Client be liable to the Custodian for consequential loss or damage, even if advised of the possibility of such loss or damage.

  Client’s Direct Liability. The disclosure by the Client to the Custodian that the Client has entered into this Agreement as the agent or representative of another person shall not relieve the Client of any of its obligations under this Agreement.

13. LIEN AND SET OFF

  Lien. In addition to any other remedies available to the Custodian under applicable law, the Custodian shall have, and the Client hereby grants, a continuing general lien on all Securities until the satisfaction of liabilities arising under this Agreement of the Client to the Custodian in respect to any fees and expenses or credit exposures incurred in the performance of services under this Agreement.

  Set Off. To the extent permitted by applicable law and in addition to any other remedies available to the Custodian under applicable law, the Custodian may, without prior notice to the Client, set off any payment obligation owed to it by the Client in connection with all liabilities arising under this Agreement against any payment obligation owed by it to the Client under this Agreement regardless of the place of payment or currency of either obligation (and for such purpose may make any currency conversion necessary).

14. FEES AND EXPENSES

The Client agrees to pay all fees, charges and obligations incurred from time to time for any services pursuant to this Agreement as determined in accordance with the terms of the Fee Schedule, which may be changed from time to time by the Custodian upon prior written notice to the Client, together with any other amounts payable to the Custodian under this Agreement. The Custodian may debit the Cash Account to pay any such fees, charges and obligations.

15. CITIGROUP ORGANISATION INVOLVEMENT

The Client agrees and understands that any member of the Citigroup Organisation can engage as principal or otherwise in any transaction effected by the Client or by any person for its account and benefit, or by or on behalf of any counterparty or issuer. When instructed to effect any transactions (particularly foreign exchange transactions), the Custodian is entitled to effect any transaction by or with itself or any member of the Citigroup Organisation and to pay or keep any fee, commissions or compensation as specified in the Client’s Instruction or, if no specification is provided, any charges, fees, commissions or similar payments generally in effect from time to time with regard to such or similar transactions.

16. RECORDS AND ACCESS

  Examination of Statements. The Client shall examine each statement sent by the Custodian and notify the Custodian in writing within sixty (60) days of the date of such statement of any discrepancy between Instructions given by the Client and the position shown on the statement and of any other errors known to the Client. Absent such notification, the Custodian’s liability for any loss or damage in regard to such discrepancy or errors shall not accrue beyond such sixty (60) days.

  Access to Records. The Custodian shall allow the Client and its independent public accountants, agents or regulators reasonable access to the records of the Custodian relating to Securities or Cash as is required by the Client in connection with an examination of the books and records pertaining to the affairs of the Client and will seek to obtain such access from each subcustodian and Clearance System.

17. INFORMATION

The Custodian will treat information related to the Client as confidential but, unless prohibited by law, the Client authorises the transfer or disclosure of any information relating to the Client to and between the branches, subsidiaries, representative offices, affiliates and agents of the Custodian and third parties selected by any of them, wherever situated, for confidential use in connection with the provision of services to the Client (including for data processing, statistical and risk analysis purposes), and further acknowledges that any such branch, subsidiary, representative office, affiliate, agent or third party may transfer or disclose any such information as required by any law, court, regulator or legal process.

The Client will treat the terms of this Agreement, including any Fee Schedule, as confidential.

18. ADVERTISING

Neither the Client nor the Custodian shall display the name, trade mark or service mark of the other without the prior written approval of the other, nor will the Client display that of Citigroup, Inc. or any subsidiary of Citigroup, Inc. without prior written approval from Citigroup, Inc.or the subsidiary concerned. The Client shall not advertise or promote any service provided by the Custodian without the Custodian’s prior written consent.

19. TERMINATION

  Date of Termination. Any party may terminate this Agreement in whole or as between itself and the other parties hereto by giving not less than sixty (60) days’ prior written notice to such other parties.

  Effect on Property. The Custodian shall deliver the Securities and Cash as instructed by the Client. If by the termination date the Client has not given instructions to deliver any Securities or Cash, the Custodian will continue to safekeep such Securities and/or Cash until the Client provides instructions to effect a free delivery of such. However, the Custodian will provide no other services as regard to any such Securities except to collect and hold any cash distributions. Notwithstanding termination of this Agreement or any Instruction, the Custodian may retain sufficient Securities or Cash to close out or complete any transaction that the Custodian will be required to settle on the Client’s behalf.

  Surviving Terms. The rights and obligations contained in Sections 7, 10, 12, 13, 17, 18 and 20 of this Agreement shall survive the termination of this Agreement.

20. GOVERNING LAW AND JURISDICTION

  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the country in which the Custodian is located and performs its obligations hereunder.

  Jurisdiction. The courts of the country in which the Custodian is located and performs its obligations hereunder (including any appropriate sub-jurisdiction) shall have non-exclusive jurisdiction to hear any disputes arising out of or in connection with this Agreement, and the parties irrevocably submit to the jurisdiction of such courts.

  Venue. Each party hereto waives any objection it may have at any time, to the laying of venue of any actions or proceedings brought in any court specified in Section 20(B) hereof, waives any claim that such actions or proceedings have been brought in an inconvenient forum and further waives the right to object that such court does not have jurisdiction over such party.

  Sovereign Immunity. The Client and the Custodian each irrevocably waives, with respect to itself and its revenues and assets, all immunity on the grounds of sovereignty or similar grounds in respect of its obligations under this Agreement.

21. MISCELLANEOUS

  Entire Agreement; Amendments. This Agreement consists exclusively of this document together with the schedules. The Custodian may notify the Client of terms which are applicable to the provision of services in the location of a particular office and such terms shall be contained in a schedule and shall supplement this Agreement in relation to that office. In case of inconsistency with the rest of this Agreement, such terms shall prevail in relation to that office.

  Except as specified in this Agreement, this Agreement may only be modified by written agreement of the Client and the Custodian.

  Severability. If any provision of this Agreement is or becomes illegal, invalid or unenforceable under any applicable law, the remaining provisions shall remain in full force and effect (as shall that provision under any other law).

  Waiver of Rights. No failure or delay of the Client or the Custodian in exercising any right or remedy under this Agreement shall constitute a waiver of that right. Any waiver of any right will be limited to the specific instance. The exclusion or omission of any provision or term from this Agreement shall not be deemed to be a waiver of any right or remedy the Client or the Custodian may have under applicable law.

  Recordings. The Client and the Custodian consent to telephonic or electronic recordings for security and quality of service purposes and agree that either may produce telephonic or electronic recordings or computer records as evidence in any proceedings brought in connection with this Agreement.

  Further Information. The Client agrees to execute further documents and provide materials and information as may be reasonably requested by the Custodian to enable it to perform its duties and obligations under this Agreement.

  Assignment. No party may assign or transfer any of its rights or obligations under this Agreement without the other’s prior written consent, which consent will not be unreasonably withheld or delayed; provided that the Custodian may make such assignment or transfer to a branch, subsidiary or affiliate if it does not materially affect the provision of services to the Client.

  Headings. Titles to Sections of this Agreement are included for convenience of reference only and shall be disregarded in construing the language contained in this Agreement.

  Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorised.

CITIBANK, N.A.                            AAL VARIABLE PRODUCT SERIES FUND, INC.

By:  /s/ Christopher J. Soltis               By:  /s/  James Abitz
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Name:  Christopher J. Soltis               Name:  James Abitz
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Title: Vice President                      Title: Vice President
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       Worldwide Securities Services
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       111 Wall Street, 20th Floor/Zone 4
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       New York, NY  10043
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       (212) 657-7237
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FOREIGN CUSTODY MANAGER ADDENDUM

TO

GLOBAL CUSTODIAL SERVICES AGREEMENT, dated as of January 2, 2001, by and between AAL VARIABLE PRODUCT SERIES FUND, INC. (the "Client") and Citibank, N.A. (the "Custodian").

The Client desires to have the Custodian assume and discharge the responsibility of the Client’s board of directors (hereinafter the “Board”) to select, contract with and monitor certain custodians of non-U.S. assets of the Client held by the Custodian pursuant to the Global Custodial Services Agreement (the “Agreement”). The Custodian agrees to accept the delegation and to perform the responsibility as provided in this Addendum.

  Foreign Custody Manager:
  The Board hereby delegates to the Custodian, and the Custodian hereby accepts the delegation to it, of the obligation to serve as the Client’s “Foreign Custody Manager” (as defined in Rule 17f-5(a)(2) under the Investment Company Act of 1940, as amended from time to time), in respect to the Client’s foreign investments held from time to time by the Custodian with any Subcustodian or Clearance System (each defined in the Agreement) that is an Eligible Foreign Custodian (as defined in Rule 17f-5(a)(1)) and that is not a Compulsory Depository as defined below. Foreign investments are any Property (as defined in the Agreement) for which the primary market is outside the U.S.A.

  As Foreign Custody Manager, the Custodian shall:

  select Eligible Foreign Custodians to serve as foreign custodians and place and maintain the Client’s foreign investments with such foreign custodians;

  in selecting an Eligible Foreign Custodian, first determine that foreign investments placed and maintained in the safekeeping of each Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such investments including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)- (iv);

  enter into written agreements with each Eligible Foreign Custodian selected by the Custodian hereunder;

  determine that the written contract with each Eligible Foreign Custodian (or, in the case of an Eligible Foreign Custodian that is a Clearance System such contract (which may be between the Custodian and the Clearance System or between an Eligible Foreign Custodian selected by the Custodian and the Clearance System), the rules or established practices or procedures of the Clearance System, or any combination of the foregoing) requires that the Eligible Foreign Custodian will provide reasonable care for the foreign investments, based on the standards applicable to custodians in the relevant market, and that all such contracts, rules, practices and procedures satisfy the requirements of Rule 17f-5(c)(2);

  provide written reports (x) notifying the Board of the placement of foreign investments with each Eligible Foreign Custodian, such reports to be provided at such time as the Board deems reasonable and appropriate, but not less than quarterly, and (y) promptly notifying the Board of the occurrence of any material change in the arrangements with an Eligible Foreign Custodian;

  monitor the continued appropriateness of (x) maintaining the foreign investments with Eligible Foreign Custodians selected hereunder and (y) the governing contractual arrangements; it being understood, however, that in the event the Custodian shall determine that any Eligible Foreign Custodian would no longer afford the foreign investments reasonable care, the Custodian shall promptly so advise the Client and shall then act in accordance with Instructions (as defined in the Agreement) with respect to the disposition of the foreign investments; and
  exercise such reasonable care, prudence and diligence in serving as the Foreign Custody Manager as the Custodian exercises in performing its responsibility under the Agreement for the safekeeping of the Client’s Property (as defined in the Agreement).
  Nothing in this paragraph shall relieve the Custodian of any responsibility otherwise provided in the Agreement or this Addendum for loss or damage suffered by the Client from an act of negligence or willful misconduct on the part of the Custodian.

  Nothing in this Addendum shall require the Custodian to make any selection on behalf of the Client that would entail consideration of any factor reasonably related to the systemic risk of holding assets in a particular country including, but not limited to, such country’s financial infrastructure and prevailing settlement practices. The Custodian agrees to provide to the Client such information relating to such risk as the Client shall reasonably request from time to time and such other information as the Custodian generally makes available to customers with regard to such countries and risk.

  Compulsory Depositories:
  Notwithstanding the provisions of Section A above, the Custodian shall not serve as Foreign Custody Manager in respect of any Compulsory Depository, as defined below. The Custodian, through its branches or any Subcustodians, shall be entitled to deposit and maintain the foreign investments in Compulsory Depositories as the Custodian deems prudent and appropriate, unless otherwise instructed by the Client or its delegate;

  Prior to depositing the foreign investments in any Compulsory Depository, the Custodian shall notify the Client that a Compulsory Depository will be used and provide the Client, in respect of the Compulsory Depository, with current information of the type the Custodian provided to clients in the Custodian’s informational binders entitled “SEC Rule 17f-5 Package”. The Custodian, shall make its representatives available to consult, in good faith, with such of the Client’s delegates as the Client shall designate regarding the advisability of depositing the Client’s foreign investments with any Compulsory Depository;

  The Custodian shall provide the Client with reports regarding Compulsory Depositories as provided in Section (A)(ii)(5), above and shall provide the Client with such other information with regard to any Compulsory Depository as the Client shall reasonably request; and

  A “Compulsory Depository” shall mean a Clearance System that is a non-U.S. securities depository or clearing agency the use of which is mandatory (x) by law or regulation, (y) because securities cannot be withdrawn from the depository or clearing agency or (z) because maintaining securities outside the securities depository or clearing agency is not consistent with prevailing local custodial practices. The Custodian shall supply to the Client from time to time a schedule of the Compulsory Depositories in which the Custodian holds the Client’s foreign investments.
  Termination:
  The Client may terminate this delegation upon written notice to the Custodian.

  The Custodian may terminate its acceptance of this delegation upon ninety (90) days written notice to the Client.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed as of the 31st day of January, 2001, by their respective officers thereunto duly authorized.

CITIBANK, N.A., NEW YORK OFFICE                        AAL VARIABLE PRODUCT SERIES FUND, INC.

By:    /s/ Christopher J. Soltis                        By:   /s/ James Abitz
       -----------------------------------                    --------------------------------
Name:  Christopher J. Soltis                            Name: James Abitz
       -----------------------------------                    -----------------------------
Title: Vice President, Worldwide Securities Services          Title: Vice President
       ---------------------------------------------          -------------------
       111 Wall Street, 20th Floor/Zone 4
       ----------------------------------
       New York, NY  10043, (212) 657-7237
       -----------------------------------

Short Form Global Manual Transmission Authorization

The purpose of this authorization is to confirm the understanding and agreement between Citibank, N.A. or any subsidiary (“Bank”) and the undersigned (“Client”) regarding manually initiated funds transfer and securities transaction instructions.

The use of facsimile, telephone, written and other unsecured forms of communication to convey instructions for funds transfers and various other banking transactions relating to the Client and the Client’s accounts increases the risk of error, security and privacy issues and fraudulent activities.

To the extent that the Client wishes to communicate instructions to the Bank using any forms of unsecured communication, it is required that the attached Security Procedures Form be completed.

Both the Bank and the Client agree to strictly limit information regarding the contents of this Security Procedures Form to its officers and employees who need to know, and to use their best efforts to ensure that such officers and employees at all times treat the contents of this Security Procedures Form with strict confidentiality in order to maintain the security of all communications between the Bank and the Client.

The Client, fully aware of the risks associated with the procedures selected in the Security Procedures Form, authorizes the Bank to provide the services (including, without limitation, to execute each instruction received in the Client’s name) in compliance with these procedures and agrees to be bound by any instruction, whether or not authorized, issued in its name and accepted by the Bank in compliance with those procedures. The preceding sentence is not intended to lessen the Bank’s responsibility to adhere to the procedures or the Bank’s liability if it does not act in compliance with the procedures in executing an instruction.

Please confirm that the forgoing is in accordance with your understanding and agreement by signing and returning the accompanying duplicate of this authorization. This authorization supercedes any prior manual transmission authorization approved by the Client.

Very truly yours,

CITIBANK, N.A.                                  AAL VARIABLE PRODUCT SERIES FUND, INC.
                                                       Legal Name of Client

By: /s/ Christopher J. Soltis                   By:  /s/ James Abitz
   ------------------------------------            -----------------------------------

Name: Christopher J. Soltis                     Name: James Abitz
      ---------------------------------               --------------------------------

Title: Vice President                           Title: Vice President
       --------------------------------                -------------------------------
       Worldwide Securities Services
       -----------------------------
       111 Wall Street, 20th Floor/Zone 4
       ----------------------------------
       New York, NY  10043
       -------------------
       (212) 657-7237
       --------------

Date:              12/27/00
     ---------------------------------------

INSTRUCTIONS FOR COMPLETING THE SECURITY PROCEDURES FORM

Complete each section of the Security Procedures Form, supplying in:

-------- --------------------------------------------------------------------

Section                          Description
------- -----------------------------------------------------------------------

     1    The  complete  legal name of the Client (the name of the legal  entity that has signed the services agreeement, e.g. the GCSA, DCSA or MCA).

          o    The  Contingency   Means  of  Communication   Card  and  Customer
               Activation  Form  are  part of the new  Citibank  Global  Account
               Documentation System, or "GAD". If you have completed these forms in  connection  with the  opening of your cash  accounts,  please indicate  whether  you  wish to have  the  Contingency  Means  of
               Communication Card apply also to your securities  accounts opened under the Services Agreement. If you have not completed the above documents, please indicate "No" against this question.

          o    Check the appropriate box to indicate  whether this Form is being submitted  for new  accounts,  additional  names for an  existing
               account,   or  to  supersede   existing   information.
-------- -----------------------------------------------------------------------

     2    The  signatures,  names in print/type,  and title,  of all individuals permitted to instruct  Citibank.  Under  communications  mode,  please indicate  the form(s) of  communications  in which the person named in
          the   signature   box  will   communicate   with   Citibank.
-------- -----------------------------------------------------------------------

     3    Telephone number  (including  country code) and name of individual for
          Citibank to confirm instructions.
-------- -------------------------------------------------------------------------

     4    Signatures,  names in  print/type,  and  title,  of two  persons  duly authorized to act on behalf of the Client.
-------- -------------------------------------------------------------------------

When to Submit A New Form

  To ensure that Citibank receives all required information, please submit all updates to this information on the Security Procedures Form provided.

  When any of the information provided in the Security Procedures Form changes, please submit new instructions. Changes that Citibank should be informed of include:

  Personnel changes

  Changes to a person's name (e.g. due to a change in marital status)

  New telephone numbers (e.g. new fax number, new U.S. area code, new city code)

How to Delete a Name

  Submit a letter on company letterhead signed by an authorized signer as specified in your company's organizing documents;

  Via SWIFT

  Via Tested Telex

CITIBANK SECURITY PROCEDURES FORM – TELEFAX, TELEPHONE, TELEX AND OTHER
This Security Procedures Form applies to the Client’s accounts opened under the Bank Services Agreement.

Please use additional sheets if more space is needed.

(1)  LEGAL NAME OF CLIENT                              AAL VARIABLE PRODUCT SERIES FUND, INC.
                                                                   "The Client"

|_|   New    |_|  Addition   |X|   Supercede

(2)  AUTHORIZED SIGNATURES

Signature   /s/ Laura Gearhart
----------- -----------------------------------     Restrictions:__________________________________________________
Name         Laura Gearhart
----------- -----------------------------------
Title        Head of Trading
----------- -----------------------------------

  Communication Mode   Telefax  |X|    Telephone  |X|    Telex  |X|   Other  |X|
  (Check all that apply)   __email______

---------------------------------------------------------------------------------------------------------------------------

 Signature    /s/  Jean Callaway
  ----------- ----------------------------------    Restrictions:____________________________________________________
 Name        Jean Callaway
 ----------- ----------------------------------
 Title       Intermediate Trader
 ----------- ----------------------------------

  Communication Mode   Telefax  |X|    Telephone  |X|    Telex  |X|   Other  |X|
  (Check all that apply)   __email______

---------------------------------------------------------------------------------------------------------------------------

 Signature    /s/  Chris Schumacher
 ----------- ----------------------------------     Restrictions:______________________________________________________
 Name        Chris Schumacher
 ----------- ----------------------------------
 Title       Junior Trader
------------ ----------------------------------

  Communication Mode   Telefax  |X|    Telephone  |X|    Telex  |X|   Other  |X|
  (Check all that apply)   __email______

---------------------------------------------------------------------------------------------------------------------------

Signature    /s/  Debra Dieck
 ----------- ----------------------------------     Restrictions:______________________________________________________
 Name        Debra Dieck
 ----------- ----------------------------------
 Title       Securities Services Coordinator
------------ ----------------------------------

  Communication Mode   Telefax  |X|    Telephone  |X|    Telex  |X|   Other  |X|
  (Check all that apply)   __email______

---------------------------------------------------------------------------------------------------------------------------

Signature    /s/  Jacqueline Nagel
 ----------- ----------------------------------     Restrictions:______________________________________________________
 Name        Jacqueline Nagel
 ----------- ----------------------------------
 Title       Trading Assistant
------------ ----------------------------------

  Communication Mode   Telefax  |X|    Telephone  |X|    Telex  |X|   Other  |X|
  (Check all that apply)   __email______

---------------------------------------------------------------------------------------------------------------------------

Signature     /s/  Kim Gudex
------------ -----------------------------------   Restrictions:__As Pertains to cash wires only_____________________
Name         Kim Gudex
------------ -----------------------------------
Title        Accounting Assistant
------------ -----------------------------------

  Communication Mode   Telefax  |X|    Telephone  |X|    Telex  |X|   Other  |X|
  (Check all that apply)   __email______

---------------------------------------------------------------------------------------------------------------------------

(3)  WHERE APPLICABLE, THE BANK WILL CONFIRM THE INSTRUCTIONS RECEIVED BY RETURN
     CALL TO ONE OF THE TELEPHONE NUMBERS LISTED BELOW

Telephone Number (INCLUDING COUNTRY CODE)          Name
--------------------------------------------- ----------------------

920-380-6844                                  Laura Gearhart

--------------------------------------------- ----------------------

920-380-6396                                  Debra Dieck

--------------------------------------------- ----------------------

920-380-6397                                  Jacqueline Nagel

--------------------------------------------- ----------------------

The Client  acknowledges  that  Citibank has offered to it a variety of security procedures for electronic communications.  The Client nevertheless wishes to use the means of  communication  it has selected  herein and accepts the  associated risks.

-------         ----------------------------------------   ------------------ ------------------------------------

(4)  AUTHORIZED BY:

Signature    /s/  James Abitz                          Signature   /s/  Laura Gearhart
----------- ----------------------------------------   ----------- -------------------------
Name        James Abitz                                Name        Laura Gearhart
----------- ----------------------------------------   ----------- -------------------------
Title       Vice  President,                           Title       Head of Trading, AAL
            Series AAL  Variable Product Fund, Inc.

----------- ----------------------------------------   ----------- -------------------------
Date        1/31/01                                    Date        1/31/01
----------- ----------------------------------------   ----------- -------------------------